UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement and
Item 1.02.  Termination of a Material Definitive Agreement

On January 4, 2011 Manhattan Pharmaceuticals, Inc. (the “Company”) entered into settlement and release agreement (the “Settlement and Release Agreement”) with Nordic Biotech Venture Fund II K/S (“Nordic”) and H Pharmaceuticals K/S (the "Joint Venture").  The Company and Nordic are partners in the Joint Venture for the development and commercialization in North America of Hedrin™, a non-pesticide, one-hour, treatment for pediculosis (head lice).  As previously reported, the Company and Nordic have had various disputes relating to the Joint Venture and to Nordic’s option to purchase Company common stock in exchange for a portion of Nordic’s interest in the Joint Venture (the "Put Right"), and Nordic’s warrant to purchase Company common stock (the "Warrant”).  The Settlement and Release Agreement resolves all disputes between the Company, on the one hand, and Nordic and the Joint Venture, on the other.

The principal terms of the Settlement and Release Agreement are:
•
The Put Right has been terminated.  The Company believed the Put Right permitted Nordic to become the owner, upon exercise of the Put Right, of 71,428,571 shares of the Company’s common stock.  Nordic asserted that the Put Right would have permitted Nordic to become the owner of 183,333,333 shares of the Company’s common stock.

•
The Warrant has been terminated.  The Company believed the Warrant covered 14,285,714 shares of the Company’s common stock.  Nordic asserted that the Warrant covered 33,333,333 shares of the Company’s common stock.

•
Nordic was required to make an additional, non-dilutive capital contribution to the Joint Venture of $1,500,000, which includes $300,000 contributed to the Joint Venture by Nordic on December 15, 2010.

•
The Joint Venture will pay to the Company a settlement amount of $500,000, less any "Excess Payment" (defined below), in two installments.  The first installment of $100,000 is due within five (5) business days of the execution of the Settlement and Release Agreement and the second installment of $400,000 is due within five (5) business days after the Company has received written evidence that the holders of the Company’s 12% Secured Notes, $1,315,000 of which has matured and is now past due, have either converted the 12% Secured Notes into shares of equity securities of the Company prior to December 31, 2011or agreed to extend the maturity of the 12% Secured Notes to December 31, 2011 by such date.  An "Excess Payment" is the amount by which Nordic’s and the Joint Venture’s reasonable out-of-pocket legal and other costs incurred with respect to the Settlement and Release Agreement, including any challenge to the enforceability of the Settlement and Release Agreement, including in a bankruptcy proceeding, exceed $70,000.

•
The Company’s equity interest in the Joint Venture is reduced to 15%, and further reductions in the Company’s equity interest are possible if and when Nordic makes additional capital contributions to the Joint Venture.  In no event shall capital contributions by Nordic reduce the Company's ownership in the Joint Venture below 5%.

•	The Joint Venture will pay $75,000 to the Company under the Services Agreement, dated February 21, 2008, and that Services Agreement is terminated.
•
The Joint Venture Agreement, dated January 31, 2008, as amended on February 18, 2008, and as further amended by an Omnibus Amendment on June 9, 2008, between Manhattan and Nordic; the Shareholders’ Agreement, dated February 21, 2008, as amended by an Omnibus Amendment on June 9, 2008, with respect to the Joint Venture, and the Registration Rights Agreement, dated February 25, 2009, are terminated.

•
The Limited Partnership Agreement, dated February 21, 2008, as amended by an Ominibus Amendment on June 9, 2008, with respect to the Joint Venture, has been consolidated and amended on the terms described above to include some of the terms described above.  In addition, under the new consolidated and amended limited partnership agreement, Manhattan has no right to participate in the management of the Joint Venture or its Hedrin assets and limited rights of a minority Partner.

•	Messrs. Michael G. McGuinness and Douglas Abel resigned from the Board of Directors of the Joint Venture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: January 10, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer

Exhibits.

Exhibit No.	Description
10.1	SETTLEMENT AND RELEASE AGREEMENT dated January 4, 2011
99.1	Press Release Issued January 10, 2011